UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA NETWORKS INTERNATIONAL HOLDINGS LTD.
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 East 69th Street, #6J New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

(646) 290-6104
(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-157026

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Ordinary Share and one Warrant	NYSE Amex

Ordinary Share, par value $.0001 per share	NYSE Amex

Warrants	NYSE Amex

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.                                Description of Registrant’s Securities to be Registered.

A description of the units, ordinary shares and warrants of China Networks International Holdings Ltd. (“CN Holdings”) to be registered pursuant to this Form 8-A is contained in the section titled “Description of CN Holdings Securities Following the Business Combination” in Amendment No. 5 to the Registration Statement of CN Holdings on Form S-4 (File No. 333-157026) filed with the Securities and Exchange Commission on May 29, 2009, and is incorporated herein by reference.  Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.                                Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Memorandum of Association*

3.2	Amended and Restated Articles of Association*

4.1	Specimen Unit Certificate*

4.2	Specimen Ordinary Share Certificate*

4.3	Form of Unit Purchase Option to be granted to Representatives*

4.4	Form of Warrant*

4.5	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (as successor in interest to Alyst Acquisition Corp.)*

*Previously filed by CN Holdings as an exhibit of the same number to the Registration Statement on Form S-4 (File No. 333-157026) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 25, 2009

CHINA NETWORKS INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Michael Weksel
Name: Michael Weksel
Title: Chief Financial Officer